UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 8, 2012 (February 6, 2012)

GUANWEI RECYCLING CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-53825	98-0669936
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Rong Qiao Economic Zone

Fuqing City

Fujian Province

People’s Republic of China

300500

(Address of principal executive offices)

Registrant’s telephone number, including area code: (86-591) 8536-6197

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act   (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act   (17 CFR 240.13e-4(c))

Item 4.01.   Changes in Registrant’s Certifying Accountant.

On February 6, 2012, BDO Limited (“BDO”), informed Guanwei Recycling Corp. (the “Company”) of its resignation as the Company’s independent registered public accounting firm, effective immediately. BDO has served as the Company’s independent registered public accounting firm since December 16, 2009. The Audit Committee of the Company’s Board of Directors accepted BDO’s resignation.

BDO’s reports on the Company’s financial statements for each of the past two years contained no adverse opinions or a disclaimers of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years and any subsequent interim period preceding the resignation of BDO, there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

There have been no reportable events as provided in Item 304(a)(v) of Regulation S-K during the Company’s two most recent fiscal years and any subsequent interim period preceding BDO’s resignation.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided BDO with a copy of the disclosures it is making in this Current Report on Form 8-K prior to the time this Form 8-K was filed with the Securities and Exchange Commission (the “SEC”). The Company requested that BDO furnish a letter addressed to the SEC stating whether or not it agrees with the statements made herein. A copy of BDO’s letter to the SEC is attached hereto as Exhibit 16.1.

On February 7, 2012, the Company engaged Friedman LLP (“Friedman”) to serve as its independent registered public accounting firm with immediate effect. The decision to engage Friedman was recommended by the Audit Committee and approved by the Board of Directors on February 6, 2012.

Item 9.01.   Financial Statements and Exhibits.

Exhibit No.	Description

16.1	Letter of BDO, dated February 7, 2012

SIGNATURE PAGE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2012

GUANWEI RECYCLING CORP.

By:	/s/ Chen Min
Name:	Chen Min
Title:	Chief Executive Officer and Chairman of the Board of Directors